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                                                                     Exhibit 4.5

                                  AMENDMENT OF
                            PROPERTY TRUST OF AMERICA
                     SHARE OPTION PLAN FOR OUTSIDE TRUSTEES

         WHEREAS, Archstone Communities Trust maintains the Property Trust of America Share Option Plan for Outside Trustees (the "Plan");

         WHEREAS, sponsorship of the Plan has been assumed by Archstone-Smith Trust ("AST"); and

         WHEREAS, amendment of the Plan is now considered desirable;

         NOW THEREFORE, the Plan is hereby amended effective as of October 29, 2001 in the following particulars:

         1. By adding the following as the last sentence of Section 1 of the
Plan:

"Effective as of October 29, 2001, Archstone-Smith Trust ('AST') was substituted for Property Trust of America as the `Trust' hereunder."

         2. By adding the following new paragraph to Section 5 of the Plan immediately after paragraph (d) thereof:

"(e) Adjustment of Options. Any Options granted pursuant to the Plan which are
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outstanding as of the Archstone Closing Date (as defined in that certain Amended and Restated Agreement and Plan of Merger among Archstone Communities Trust, Charles E. Smith Residential Realty, Inc. et. al., dated as of May 3, 2001), shall be automatically adjusted pursuant to Section 3 of the Plan by substituting for the number of common shares of beneficial interest, $1.00 par value per share, of Archstone Communities Trust subject thereto immediately prior to the Archstone Closing Date an equal number of common shares of beneficial interest, $.01 par value per share, of AST, and all other terms and conditions of such Options shall remain the same as prior to the adjustment."

         IN WITNESS WHEREOF, the undersigned officer, pursuant to authority granted to the undersigned officer by a resolution adopted on May 3, 2001, hereby causes these presents to be signed on behalf of AST effective as of the 29th day of October, 2001.

                                                ARCHSTONE-SMITH TRUST

                                                By /s/ Michael Berman
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                                                Its Vice President
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